Exhibit 99.1

Terra Industries Inc.
600 Fourth Street
P.O. Box 6000
Sioux City, IA 51102-6000
Telephone: (712) 277-1340
Fax: (712) 277-7383
www.terraindustries.com

NEWS

For immediate release	Contact: Joe A. Ewing (712) 277-7305 jewing@terraindustries.com
Terra’s Billingham, England ammonia plant damaged by explosion
Sioux City, Iowa (June 1, 2006)— Terra Industries Inc. (NYSE symbol: TRA) reported that an explosion occurred today at about 12:15 a.m. local time at its Billingham, England ammonia plant. The resulting fire was extinguished and the plant was secured within an hour of the explosion. No other Terra Billingham plants were damaged.
There were no fatalities or serious injuries.
Terra personnel are working with British authorities to determine the cause of the explosion. Terra personnel have also started the process of assessing the damage and determining the repairs required to restart the plant.
Terra Industries Inc., with 2005 revenues of $1.9 billion, is a leading international producer of nitrogen products.
Forward-looking statements
This news release may contain forward-looking statements, which involve inherent risks and uncertainties. Statements that are not historical facts, including statements about Terra Industries Inc.’s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements is set forth in Terra Industries Inc.’s most recent report on Form 10-K and Terra Industries Inc.’s other documents on file with the Securities and Exchange Commission. Terra Industries Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
# # #
Note:	Terra Industries’ news announcements are also available on its website, www.terraindustries.com.